UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2026, Caring Brands, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Consulting Services Agreement (the “Amendment”) with Myall Luna Ventures Inc. (“Myall Luna”), effective as of September 18, 2026. The Amendment amends the Consulting Services Agreement between the Company and Myall Luna effective as of September 2, 2026 (the “Consulting Agreement”). Brian R. Meadows is the President of Myall Luna. Mr. Meadows was appointed as a director of the Company effective September 4, 2026, and was appointed as the Company’s Chief Financial Officer and principal financial officer effective September 18, 2026, as described in Item 5.02 below.

The Amendment expands the services provided under the Consulting Agreement to provide that Mr. Meadows, through Myall Luna, will serve as the Company’s Chief Financial Officer and perform the duties and responsibilities customarily associated with the chief financial officer of a publicly traded company. Effective as of September 18, 2026, the Amendment increases the monthly consulting fee payable to Myall Luna from $10,000 to $15,000. The $15,000 monthly consulting fee replaces the $10,000 monthly consulting fee under the Consulting Agreement. All other payment terms remain unchanged. Except as expressly amended by the Amendment, the Consulting Agreement remains unchanged and in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer, Principal Accounting Officer and Chairman

On September 16, 2026, Brian John ceased serving as the Company’s Interim Chief Financial Officer and principal accounting officer. On September 16, 2026, Mr. John resigned as a director of the Company and as Chairman of the Company’s Board of Directors (the “Board”). Mr. John’s departures were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. All stock options held by Mr. John that were vested as of September 16, 2026, will remain exercisable until their respective original expiration date.

Appointment of Chairman

On September 18, 2026, the Board appointed Dr. Glynn Wilson, the Company’s Chief Executive Officer and a director, as Chairman of the Board, effective September 18, 2026. Dr. Wilson will serve as Chairman until his successor is duly appointed or until his earlier resignation or removal.

Appointment of Chief Financial Officer

On September 18, 2026, following the recommendation of the Compensation Committee, the Board appointed Brian R. Meadows as the Company’s full-time Chief Financial Officer and principal financial officer, effective September 18, 2026. Mr. Meadows will serve subject to the terms of the Consulting Agreement, as amended by the Amendment described in Item 1.01 above.

Mr. Meadows, age 62, was appointed as a director of the Company effective September 4, 2026, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2026 (the “Prior Form 8-K”). The biographical information concerning Mr. Meadows set forth under the heading “Appointment of Director” in Item 5.02 of the Prior Form 8-K is incorporated herein by reference. Mr. Meadows will continue to serve as a director; however, in connection with his appointment as Chief Financial Officer, the Board determined that he no longer qualifies as an independent director.

The information regarding the Consulting Agreement and the Amendment set forth in Item 1.01 above is incorporated by reference into this Item 5.02. In connection with Mr. Meadows’s appointment, the Compensation Committee approved the $15,000 monthly consulting fee payable to Myall Luna under the Amendment.

Except as disclosed in this Current Report and the Prior Form 8-K, there are no arrangements or understandings between Mr. Meadows and any other person pursuant to which he was selected as Chief Financial Officer, there are no family relationships between Mr. Meadows and any director or executive officer of the Company, and there are no transactions involving Mr. Meadows that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	First Amendment to Consulting Services Agreement, dated as of September 18, 2026, by and between Caring Brands, Inc. and Myall Luna Ventures Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer